UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2009
Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)
(303) 837-1661
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 8.01. Other Events.
     On June 15, 2009, Whiting Petroleum Corporation (the “Company”) and its subsidiary Whiting Oil and Gas Corporation (“Whiting Oil and Gas”) entered into a First Amendment (“Amendment”) to Fourth Amended and Restated Credit Agreement (“Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto. The Amendment amends the Credit Agreement to permit the Company to pay dividends on its convertible perpetual preferred stock that it may issue in the public offering described below provided that neither the Company nor Whiting Oil and Gas is in default under the Credit Agreement. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. The Company is filing a copy of the Amendment as Exhibit 4.1 hereto, which is incorporated by reference herein.
     On June 16, 2009, the Company issued a press release announcing that it had commenced a public offering of 3,000,000 shares of its convertible perpetual preferred stock. The Company will also grant the underwriters for the offering an option to purchase up to an additional 450,000 shares to cover over-allotments, if any. The Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
(4.1)	First Amendment to Fourth Amended and Restated Credit Agreement, dated as of June 15, 2009, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto.

(99.1)	Press Release of Whiting Petroleum Corporation dated June 16, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: June 16, 2009	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description

(4.1)	First Amendment to Fourth Amended and Restated Credit Agreement, dated as of June 15, 2009, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto.

(99.1)	Press Release of Whiting Petroleum Corporation dated June 16, 2009.